FIRST AMENDMENT TO DISTRIBUTION AGREEMENT

     THIS FIRST AMENDMENT TO DISTRIBUTION AGREEMENT dated April 25th, 1997 (the "Agreement") is made and entered into on this 25th day of April, 1997, by and between U.S. Cigar Distributors, Inc., a Florida corporation ("U.S. Cigar"), and Swisher International, Inc., a Delaware corporation ("Swisher").

     Paragraph 1 of the Agreement is hereby modified as follows:

     1.   Engagement of Distributor

     U.S. Cigar hereby grants to Swisher the exclusive right to distribute Don Pepe brand cigars (the "Products") in the territory, as hereinafter described, for a term of 24 months (the "Initial Term") with an automatic 24 month extension, unless notice of termination is given by either party on or before the 18th month of the Initial Term, provided the performance standards set forth herein are met (the "Term"). It is understood by the parties that the rights granted herein do not constitute an assignment of any trademark, trade name or copyright. In the event that Swisher elects not to sell any Product hereunder, U.S. Cigar shall have the right to distribute such Product in the territory as hereinafter described. The parties shall agree within ninety (90) days of the date of this Agreement on the other brands (and flavorings within such brands), if any, that Swisher shall have an exclusive right to distribute hereunder.

     Paragraphs 3. A and B of the Agreement are hereby modified as follows:

     A. On or before October 31 of each year, Swisher and U.S. Cigar shall agree on an annual sales forecast (the "Annual Sales Forecast") for the succeeding calendar year of the Term containing sales projections for each Product on a monthly basis. The Annual Sales Forecast may be revised by Swisher by up to 50% for any month(s) during the Term upon thirty (30) days prior written notice to U.S. Cigar, provided that Swisher shall exercise commercially reasonable efforts to sell the total amount of Products included in the Annual Sales Forecast. The Annual Sales Forecast for the remainder of 1997 shall be provided within ninety
(90) days of the date of this Agreement.

     B. On or before October 31 of each year, Swisher and U.S. Cigar shall agree on a production and delivery schedule (the "Annual Production and Delivery Schedule") for the succeeding calendar year of the Term containing production and delivery schedules for each Product on a monthly basis. The Annual Production and Delivery Schedule may be revised by U.S. Cigar by up to 50% for any month(s) during the Term upon thirty(30) days prior written notice to Swisher, provided that U.S. Cigar shall exercise commercially reasonable efforts to produce and deliver the total amount of Products included in the Annual Production and Delivery Schedule. The Annual Production and Delivery Schedule for the remainder of 1997 shall be provided within ninety (90) days of the date of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and official seal this ____ day of April, 1997.


Signed and sealed in the                      U.S. Cigar Distributors, Inc.,
presence of:

-----------------------------

                                              By: /s/ Juan A. Vega, Sr.
-----------------------------                    -----------------------------
                                                 Juan A. Vega, Sr., President


                                              Swisher International, Inc.

-----------------------------

/s/                                           By: /s/ J. Thomas Ryan, III
-----------------------------                    -------------------------------
                                                 J. Thomas Ryan, III, Executive
                                                 Vice President

                            U.S. Cigar Distributors,
                              6910 Barquera Street
                           Coral Gables, Florida 33146
                       Tel: 305.662.9586 Fax 305.662.1131

Pricing Schedule for the balance of 1997 on sales to SWISHER INTERNATIONAL, INC.

                                                                           Exhibit C--Pricing Forecast
Product                                               Presentation         Current Price      New Price
                                                                            (see notes)        10/01/97
-------------------------------------------------------------------------------------------------------
Don Pepe/Long Filler Petit Lonsdale                         25/box             1.08             1.172
                                                       5x5 cartons             1.08             1.172
           Churchill                                        25/box             1.28             1.389
                                                       4x5 cartons             1.28             1.389
           Double Corona                                    25/box             1.48             1.606
                                                       3x5 cartons             1.48             1.606
           Robusto                                          25/box             1.26             1.367
                                                       3x5 cartons             1.26             1.367
           Short Filler Small Cigars                          10x5             0.26             0.282
           Half Coronas                                     50 box             0.50             0.543
                                                       5x5 cartons             0.50             0.543
           Slim Panatelas                                   50 box             0.57             0.618
                                                       5x5 cartons             0.57             0.618
Palomitas:         Classic                                 20x10's            0.134             0.145
                                                             ctns.
                                                          50's box                "                 "
                   Cherry                                  20x10's                "                 "
                                                             ctns
                                                          50's box                "                 "
                   Clove                                   20x10's                "                 "
                                                             ctns.
                                                          50's box                "                 "
Sub-Total Palomitas
-------------------------------------------------------------------------------------------------------

Notes: Current prices agree with discussions held with Swisher as to the Distribution Agreement and prices. The forecast beyond June 1997 is subject to review as to unit volume, product mix, and pricing forecast for October 1st, 1997. This price would hold for at least 90 days.

                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into on this 25th day of April, 1997, by and between U.S. Cigar Distributors, Inc., a Florida corporation ("U.S. Cigar"), and Swisher International, Inc., a Delaware corporation ("Swisher").

                                    RECITALS:

     A. U.S. Cigar is engaged in the distribution of tobacco leaf, cigars, cigarillos and other tobacco products and is the exclusive distributor in the United States, Canada and Mexico for certain of these products produced, brokered and manufactured by Agro Comercial Fumageira, S.A. and Suerdieck Charutos e Cigarrilhas Ltda., Salvador, Bahia, Brazil (collectively, the "Suerdieck Group").

     B. The parties hereto wish to enter into an exclusive distribution agreement.


NOW, THEREFORE, the parties agree as follows:

1.   ENGAGEMENT OF DISTRIBUTOR

     U.S. Cigar hereby grants to Swisher the exclusive right to distribute Don Pepe brand cigars (the "Products") in the territory, as hereinafter described, for a term of 24 months (the "Initial Term") with an automatic 24 month extension, unless notice of termination is given by either party on or before the 18th month of the Initial Term, provided the performance standards set forth herein are met (the "Term"). It is understood by the parties that the rights granted herein do not constitute an assignment of any trademark, trade name or copyright. In the event that Swisher elects not to sell any Product hereunder, U.S. Cigar shall have the right to distribute such Product in the territory as hereinafter described.

2.   TERRITORY

     The exclusive territory shall consist of the United States only (the "Territory").

3.   SALES FORECAST AND MINIMUM SALES

     A. On or before October 31 of each year, Swisher and U.S. Cigar shall agree on an annual sales forecast (the "Annual Sales Forecast") for the succeeding calendar year of the Term containing sales projections for each Product on a monthly basis. The Annual Sales Forecast may be revised by Swisher by up to 50% for any month(s) during the Term upon thirty (30) days prior written notice to U.S. Cigar, provided that Swisher shall exercise commercially reasonable efforts to sell the total amount of Products included in the Annual Sales Forecast. The Annual Sales Forecast for the remainder of 1997 is attached hereto as Exhibit A.

     B. On or before October 31 of each year, Swisher and U.S. Cigar shall agree on a production and delivery schedule (the "Annual Production and Delivery Schedule") for the succeeding calendar year of the Term containing production and delivery schedules for each Product on a monthly basis. The Annual Production and Delivery Schedule may be revised by U.S. Cigar by up to 50% for any month(s) during the Term upon thirty (30) days prior written notice to Swisher, provided that U.S. Cigar shall exercise commercially reasonable efforts to produce and deliver the total amount of Products included in the Annual Production and Delivery Schedule. The Annual Production and Delivery Schedule for the remainder of 1997 is attached hereto as Exhibit B.

     C. Subject to the Subparagraphs A and B herein, prevailing market conditions and Swisher's sales of the Products, Swisher intends to purchase Products from U.S. Cigar having an aggregate invoice value, exclusive of freight and taxes, but before any discounts or allowances, of up to $225,000.00 per month during the Term.

4.   ORDERS AND ACCOUNTS

     A. All orders shall be taken at U.S. Cigar's export billing price as set forth on a price list as hereinafter described on terms then in effect, FOB, Salvador, Brazil or such other location specified by U.S. Cigar. Freight and insurance charges prepaid by U.S. Cigar may, at its option, be included in the price or billed separately to Swisher. All orders must be signed by Swisher or its duly authorized agent.

     B. On or before October 31 of each year, Swisher and U.S. Cigar shall agree on a list of prices that U.S. Cigar will charge Swisher for the Products (the "Price List") for the succeeding calendar year. The Price List may be changed by U.S. Cigar only upon the giving of at least ninety (90) days prior written notice to Swisher or upon the waiver of receipt of such notice by Swisher. The Price List for the remainder of 1997 is attached hereto as Exhibit C.

     C. The selling price charged by Swisher for the Products to its customers shall be at its sole discretion.

     D. All invoices from U.S. Cigar to Swisher shall be paid in United States currency.

     E. U.S. Cigar warrants and represents that all Products sold shall be free of defects, whether apparent or latent. Swisher shall be entitled to return all defective Products for either a full credit or replacement, including all freight charges, if Swisher gives written notice of the defect to U.S. Cigar within seven (7) days of receipt of the Products in the case of an apparent defect or within seven (7) days of discovery in the case of a latent defect.

     F. All orders shall be filled by U.S. Cigar with reasonable promptness except that in the case of fire, riots, strikes, accidents, acts of God, pests, disease, abnormal climactic conditions or force majeure which unavoidably stopped the making of deliveries, deliveries may be canceled or partially canceled as the case may require upon written notice to Swisher. Such interruption of deliveries, however, shall not invalidate the remainder of this Agreement but upon removal of the cause of the interruption, deliveries shall be as before.

5.   PROMOTION OF PRODUCTS:

     A. U.S. Cigar and Swisher shall jointly develop an overall marketing strategy for the Products, taking into consideration the availability of the Products and the market requirements in the Territory; develop a marketing campaign and shall produce advertising and promotional material. U.S. Cigar and Swisher shall share all costs associated with such promotional expenses equally. The marketing campaign and the related expenditures shall require the approval of U.S. Cigar, the approval of which shall not be unreasonably withheld.

     B.  All  packaging   shall  contain  a  statement  that  the  cigar(s)  was
manufactured by Suerdieck Charutos e Cigarrilhas Ltda., Bahia, Brazil.

6.   NAME AND TRADEMARKS

     A. All trademarks, trade names, and copyrights granted or applied for in connection with the Products are and shall remain the sole property of the Suerdieck Group or U.S. Cigar. Swisher will not by its operations hereunder acquire any right, title or interest thereto. Swisher shall not alter or remove any trade name, trademark or other identification marks, symbols or labels from the Products.

     B. Use of the trademarks, trade names, and copyrights on any sales promotion, advertising, stationery or other media produced by or for Swisher may only be done with the express written consent of U.S. Cigar.

     C. Swisher will not, by its operations hereunder, acquire any right, title or interest in any blend of tobacco used in any Product or in any blend of tobacco formulated or developed by either Swisher or U.S. Cigar and used in any Product hereunder.

7.   EXPENSES:

     Except as set forth in this Agreement, each party shall pay all of its own expenses in connection with this Agreement.

8.   CONFIDENTIALITY

     Swisher hereby agrees to keep confidential all knowledge, techniques, information of any related sort and agrees not to reveal any information to anyone concerning knowledge which Swisher has derived from its relationship with U.S. Cigar.

9.   INDEMNIFICATION

     A. U.S. Cigar shall indemnify Swisher, and hold Swisher harmless from any claims, demands, liabilities, actions, suits or proceedings asserted or claimed by third parties and arising out of the operation of U.S. Cigar's business. This indemnification shall not apply, however, to any indemnitee whose own act or omission has given rise to any such claim, demand, liability, action suit or proceeding.

     B. Swisher shall indemnify U.S. Cigar, and hold U.S. Cigar harmless from any claims, demands, liabilities, actions, suits or proceedings asserted or claimed by third parties and arising out of the operation of Swisher's business. This indemnification shall not apply, however, to any indemnitee whose own act or omission has given rise to any such claim, demand, liability, action, suit or proceeding.

10.  ASSIGNMENT

     This Agreement is personal to the parties hereto and may not be assigned by Swisher, in whole or in part, without the prior written consent of U.S. Cigar. Change of ownership of more than 25% of the outstanding common shares of Swisher or merger of Swisher shall constitute an assignment hereunder.

11.  AGENCY:

     Swisher is an independent contractor and is not a legal or implied agent of U.S. Cigar and has no authority to bind the U.S. Cigar as a result of the relationship created by this Agreement. No acts or assistance given by U.S. Cigar shall be construed to alter the relationship created by this Agreement.

12.  TERMINATION:

     This  Agreement   shall  terminate  in  the  event  one  of  the  following
contingencies occurs, but in no event shall such termination relieve either party of any of its obligations hereunder:

     A. At the option of U.S. Cigar, upon sixty (60) days prior written notice, if Swisher shall materially fail to meet any material obligations provided for in this Agreement and fails to cure such breach within sixty (60) days of receipt of such notice.

     B. At the option of Swisher, upon sixty (60) days prior written notice, if U.S. Cigar shall materially fail to meet any material obligations provided for in this Agreement and fails to cure such breach within sixty (60) days of receipt of such notice.

     C. At the option of U.S. Cigar, upon the insolvency or bankruptcy of Swisher, the making of an assignment for the benefit of creditors, or the appointment of a receiver or trustee of any part of the assets of Swisher's business.

     D. In the event that this Agreement is terminated hereunder, Swisher shall have the right to sell the Products in its possession in the Exclusive Territory for a period of three (3) months after the effective date of the termination of this Agreement.

     E. Within three (3) months after the effective date of the termination of this Agreement, Swisher shall immediately return to U.S. Cigar at U.S. Cigar's office or at another location designated by U.S. Cigar and at Swisher's expense all of U.S. Cigar's literature, labels, samples, consignment equipment, if any, and supplies in Swisher's possession. Additionally, U.S. Cigar shall purchase from Swisher all Products remaining in Swisher's possession at the end of the three (3) month period for cost plus any shipping and carrying charges incurred by Swisher.

     F. Unless otherwise provided herein, termination of this Agreement shall not affect any liability of either party to the other which accrued prior to the effective date of the termination of this Agreement.

13.  NOTICE:

     All notices, consents, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if delivered personally; or sent by facsimile with a copy sent by first class mail; or mailed by registered mail, return receipt requested, with first class postage prepaid:

                  To U.S. Cigar:            Juan A. Vega, Sr.
                                            6910 Barquera St.
                                            Coral Gables, Florida 33146
                                            Facsimile#: (305) 662-1131


                  With Copy to:             Stewart A. Merkin, Esq.
                                            Merkin & Iglesias
                                            444 Brickell Ave., Suite 300
                                            Miami, Florida 33131
                                            Facsimile#: (305) 358-2490


                  To Swisher:               Harry Oulundsen
                                            Vice President/General Manager
                                            Swisher International, Inc.
                                            P.O. Box 2230
                                            Jacksonville, Florida 32203
                                            Facsimile#: (904) 353-9175

                  With Copy to:             Thomas R. Marshall, Esq.
                                            Schnader, Harrison, Segal & Lewis
                                            330 Madison Avenue
                                            New York, New York 10017
                                            Facsimile#: (212) 972-8798


or to such other address as designated by the recipient, in writing, and properly sent to the other parties hereto.

14.  ARBITRATION

     It is agreed by the parties that all disputes concerning this Agreement which the parties fail to adjust between themselves should be submitted to arbitration in Miami, Florida. The arbitrators shall be selected and the arbitration shall be conducted under the Rules of the American Arbitration Association. Each party shall bear its own expenses, but the arbitrator's fees and costs shall be borne equally between the parties.

15.  WAIVER:

     Failure by either party to enforce any of the provisions of this Agreement shall not constitute a waiver of that party's rights hereunder.

16.  MODIFICATION:

     This Agreement constitutes the entire Agreement of the parties and may not be modified, except in writing.

17.  GOVERNING LAW:

     This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

18.  SEPARABILITY:

     If any provision of this Agreement in any way contravenes the laws of any state or jurisdiction, such provision shall be deemed not to be a part of this Agreement in that jurisdiction, and the parties agree to remain bound by all remaining provisions.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and official seal this ____ day of April, 1997.


Signed and sealed in the                      U.S. Cigar Distributors, Inc.,
presence of:

-----------------------------

                                              By: /s/ Juan A. Vega, Sr.
-----------------------------                    -----------------------------
                                                 Juan A. Vega, Sr., President


                                              Swisher International, Inc.

-----------------------------


/s/                                           By: /s/ J. Thomas Ryan, III
-----------------------------                    -------------------------------
                                                 J. Thomas Ryan, III, Executive
                                                 Vice President